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                                                                   EXHIBIT 10.23


                                AMENDMENT NO. 1
                                    TO LEASE

     THIS AMENDMENT NO. 1 is made and entered into this 1st day of March, 1999, by and between JOHN ARRILLAGA, Trustee, or his Successor Trustee UTA dated 7/20/77 (JOHN ARRILLAGA SURVIVOR'S TRUST) )(previously known as the "John Arrillaga Separate Property Trust") as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee UTA date 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, collectively as LANDLORD, and NEOFORMA, INC., a Delaware corporation, as TENANT.

                                    RECITALS

     A. WHEREAS, by Lease Agreement dated July 30, 1998 Landlord leased to Tenant approximately 10,878+ square feet of that certain 22,500+ square foot building located at 3255-6 Scott Blvd., Suite 101, Santa Clara, California, the details of which are more particularly set forth in said July 30, 1998 Lease Agreement, and

     B. WHEREAS, said Lease was amended by the Commencement Letter dated September 15, 1998 which confirmed the September 1, 1998 Lease Commencement Date and the August 31, 2003 Lease Termination Date, and,

     C. WHEREAS, it is now the desire of the parties hereto to amend the Lease by terminating said Lease effective April 30, 1999 and amending the Aggregate Rent of said Lease Agreement as hereinafter set forth.

                                   AGREEMENT

     NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:

     1. TERMINATION OF LEASE: Subject to Paragraph 2 below, Landlord has agreed to the early termination of said Lease Agreement effective April 30, 1999, subject to the terms and conditions stated herein. Tenant shall be responsible for relinquishing the Premises in the condition required under Lease Paragraph 8 ("Acceptance and Surrender of Premises") and Lease Paragraph 9 ("Alterations and Additions") with the exception that Tenant shall not be responsible for removing any alterations made to the Premises which were officially consented to by Landlord. Prior to Lease Termination, Landlord and Tenant shall conduct a joint inspection of the Premises to determine the extent of the work required by Tenant to comply with the provisions of said Paragraphs 8 and 9 ("Restoration Work"). In lieu of Tenant completing the required Restoration Work, Tenant agrees to pay to Landlord a fee equal to the total of the estimates received from Landlord's contractors for the Restoration Work ("Restoration Fee"). Said Restoration Fee shall be paid by Tenant to Landlord within ten days after Tenant receives Landlord's statement of said Restoration Fee. Tenant shall be responsible for paying all Basic Rent and Additional Rent and fulfilling all Lease obligations as contained in said Lease through the date of termination. Notwithstanding the above, Tenant's obligations as stated in Lease Paragraphs ("Compliance") and ("Hazardous Materials") shall survive the Termination Date of this Lease.

2. EARLY TERMINATION OF LEASE CONTINGENT UPON LANDLORD OBTAINING AN AGREEMENT WITH TENANT TO LEASE OTHER PREMISES: Landlord's agreement to allow the early termination of Tenant's Lease is subject to and conditional upon Landlord obtaining an executed agreement from Tenant to lease space located at 3255-7 Scott Blvd., Santa Clara, California (the "New Premises Lease") commencing the day following the early Termination Date of Tenant's Lease. In the event Landlord is unable to obtain the executed New Premises Lease with Tenant on or before April 30, 1999 and/or in the event said New Premises Lease does not commence on May 1, 1999, the Termination Date of this Lease shall be modified to reflect the date Landlord so obtains the executed New Premises Lease and said lease commences. In the event the Landlord does not obtain the executed New Premises Lease from Tenant, this Lease shall continue in full force and effect through the scheduled Lease Termination Date of August 31, 2003 and this Amendment No. 1 shall be automatically rescinded. In no event, shall Tenant's termination date exceed the original Termination Date of August 31, 2003 (provided Tenant fully


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complies with the terms and conditions in Paragraph 8, "Acceptance and
Surrender of Premises", of the Lease Agreement).

3. AGGREGATE RENT: The Aggregate Basic Rent for the Lease shall be decreased by $1,544,676.00 or from $1,762,236.00 to $217,560.00.

      EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said July 30, 1998 Lease Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 1 to Lease as of the day and year last written below.

LANDLORD:                               TENANT:

JOHN ARRILLAGA SURVIVOR'S TRUST         NEOFORMA, INC.
                                        a Delaware corporation

By /s/ JOHN ARRILLAGA                   By /s/ JEFFREY H. KLECK
  --------------------------------        -----------------------------------
  John Arrillaga, Trustee
                                          Jeffrey H. Kleck
Date:       3/25/99                     -------------------------------------
      ----------------------------      Print or Type Name

RICHARD T. PEERY SEPARATE               Title:  CEO
PROPERTY TRUST                                -------------------------------

By /s/ RICHARD T. PEERY                 Date:   4/14/99
  --------------------------------           --------------------------------
  Richard T. Peery, Trustee

Date:       3/26/99
     -----------------------------


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